Sun Communities, Inc.
Executive Compensation "Clawback" Policy

If the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of Sun Communities, Inc., a Maryland corporation (the "Company"), determines that an officer of the Company who is subject to Section 16(b) of the Securities Exchange Act of 1934 (an "Officer”) has engaged in fraud, willful misconduct or gross negligence that directly caused or otherwise directly contributed to the need for a material restatement of the Company's financial results in order to comply with federal securities laws, the Committee will review all "performance-based compensation" awarded to or earned by such Officer where the performance measurement period for such compensation includes any fiscal period(s) affected by the restatement. For purposes hereof, "performance-based compensation" includes all annual incentives and long-term incentives with performance features based on the Company's financial performance, whether paid in cash or in equity, where the award or size of the award was contingent on such performance.

If the Committee determines, in its reasonable discretion, that any such performance-based compensation would not have been paid or would have been at a lower amount had it been based on the restated financial results, the Board or the Committee may within 12 months of such a restatement, to the extent permitted by applicable law, seek recoupment from such Officer of the portion of such performance-based compensation that is greater than that which would have been awarded or earned had such compensation been calculated on the basis of the restated financial results. Any such recoupment effort authorized by the Board or Committee shall be subject to the provisions of applicable compensation or employment agreements, including dispute resolution procedures. This policy shall be incorporated by reference into and shall apply to all performance-based compensation plans and awards granted on or after its adoption by the Committee.

For purposes of this policy, an act or omission will not be considered to constitute gross negligence or willful misconduct if the person in good faith relied upon the advice of the Company's external accountants or legal counsel.

This policy does not apply to restatements that the Board determines are required or permitted under generally accepted accounting principles in connection with the adoption or implementation of a new accounting standard or caused by the Company's decision to change its accounting practice as permitted by applicable law.

Effective as of July 14, 2014